ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 4, 1997

The Annual Meeting of Stockholders of Aceto Corporation, a
New York corporation, ("the Company"), will be held at the Crowne Plaza LaGuardia, 104-04 Ditmars Boulevard, E.
Elmhurst, New York, at 10:00 A.M. New York City time, on
Thursday, December 4, 1997 for the following purposes:

     1. To elect ten directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     2.   To consider and vote upon a proposal to Ratify
          Amendment of the Company's 1980 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                              By order of the Board of Directors,


                              DONALD HOROWITZ
                              Secretary

Lake Success, New York
October 24, 1997

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 4, 1997

Approximate Mailing Date of Proxy Statement and Form of
Proxy:  October 24, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation ("the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 4, 1997 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) for the proposal listed in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement under the caption "PROPOSAL TO RATIFY AMENDMENT OF STOCK OPTION PLAN", and (3) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 19, 1997 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following classes of stock were outstanding and entitled to notice and vote:

                             Shares         Votes per
     Class                 Outstanding        Share            Votes

Common stock                 4,484,351     1.0000*           4,484,351
Preferred stock
    Third series   100,000                 2.0666*   206,664
    Fourth series   40,000                 1.9108*    76,432
    Fifth series    40,000                 1.7666*    70,665
    Sixth series    40,000                 1.6333*    65,333
    Seventh series  40,000                 1.5101*    60,403
    Eighth series   40,000                 1.4520*    58,080
Total preferred stock          300,000                         537,577
Total all classes            4,784,351                       5,021,928

*Adjusted for all subsequent stock dividends.

All of the outstanding preferred stock is held by the Aceto
Corporation Profit Sharing Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 19, 1997 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common or preferred stock:

NAME and ADDRESS         COMMON STOCK            PREFERRED STOCK

                   Amount & Nature               Amount & Nature
                    of Beneficial     % of        of Beneficial      % of
                      Ownership      Class          Ownership        Class

Arnold J. Frankel      265,571(1)    5.9%            300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

Leonard S. Schwartz     30,891(1)(2) 0.7%             300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

Donald Horowitz         13,823(1)(3)  0.3%            300,000(4)     100%
One Hollow Lane
Lake Success, NY  11042

Samuel I. Hendler        3,682(1)     0.1%            300,000(4)     100%
319 Willis Avenue
Mineola, NY 11501

Aceto Corporation
 Profit Sharing Plan    92,875(4)     2.0%            300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

T. Rowe Price
 Associates, Inc.      451,900(5)    10.1%
100 East Pratt Street
Baltimore, MD 21202

(l) Messrs. Frankel, Schwartz, Horowitz and Hendler have, or share with their wives, voting power and investment power with respect to the shares owned directly by each of them.

(2) Includes 29,356 shares of currently exercisable stock options.

(3) Includes 11,808 shares of currently exercisable stock options.

(4) These shares are owned by the Company's Profit Sharing Retirement Plan (the "Plan"), vote as a class with common stock, and are entitled to a total of 537,577 votes at this Annual Meeting of Stockholders. The Trustees of the Plan are Arnold J. Frankel, Leonard S. Schwartz, Donald Horowitz and Samuel I. Hendler, who have voting and investment power with regard to these shares, and who disclaim ownership thereof. The preferred stock owned by the Plan is convertible into common stock at various conversion rates set forth in the Certificates of Amendment of the Certificate of Incorporation of the Company fixing the number, designation, relative rights, preferences and limitations of each series of preferred stock. As of September 19, 1997, the 300,000 shares of preferred stock owned by the Plan were convertible into 92,875 shares of common stock, and, if so converted on that date, the said shares of common stock would comprise 2.0% of the class.

(5) The securities are owned by various individual and institutional invetors [including T. Rowe Price Small Cap Value Fund, Inc. (which owns 400,000 shares, representing 8.9% of the shares outstanding)], to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct invetments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed sole owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

ELECTION OF DIRECTORS

At the meeting ten directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                Common Stock
                                                of the
                                                Company
                                                Beneficially
                                                Owned as of
                                                September 19,1997

                                     Director
             Present                  of the    Amount & Nature
             Principal                Company   of Beneficial     % of
Name         Occupation       Age     Since     Ownership         Class

Leonard S.
 Schwartz   President,         51     1991      30,891 (1)(5)     0.7%
            and, since
            July 1, 1997,
            Chairman of the
            Board and
            Chief Executive
            Officer, and
            Member of the
            Executive
            Committee
            which functions
            as the Executive
            Compensation
            Committee

Arnold J.
 Frankel    Chairman         75      1947       265,571 (5)       5.9%
            of the
            Board,
            and Chief
            Executive
            Officer
            of the
            Company
            until June 30,
            1997,
            Consultant to
            the Company,
            Chairman of
            the Executive
            Committee
            which
            functions as
            the Executive
            Compensation
            Committee, and
            Chairman
            of the Audit
            Committee

Robert E.
 Parsont    Consultant to      61      1968         1,859
            the Company,
            and Member
            of the
            Executive
            Committee
            which functions
            as the
            Executive
            Compensation
            Committee

Donald
 Horowitz   Secretary,         50     1991        13,823 (2)(5)    0.3%
            Treasurer,
            and Chief
            Financial
            Officer
            of the
            Company

Samuel I.                      75     1990         3,682 (5)       0.1%
 Hendler    Attorney and
            Member of
            the Executive
            Committee
            which functions
            as the
            Executive
            Compensation
            Committee

Anthony     President of       58    1991        23,102 (3)       0.5%
 Baldi      Aceto Agricultural
            Chemicals Corp., a
            wholly owned
            subsidiary of the
            Company

Thomas      Senior Vice        58    1991        16,714 (4)       0.4%
 Brunner    President
            of the
            Company

Richard     Senior Vice        49      -         11,808 (2)      0.3%
 Amitrano   President
            of the
            Company

Stephen M.  Senior             58    1993          110
 Goldstein  Vice President
            Chase Manhattan
            Bank, and Member
            of the Audit
            Committee

Robert A.   Attorney,          46   1994
 Wiesen     Partner in
            Clifton Budd &
            DeMaria, and Member
            of Audit Committee

All directors, officers
and nominees as a group -                       367,560(1)(2)     8.1%
ten persons                                           (3)(4)(5)

(1) Includes 29,356 shares of currently exercisable stock options.

(2) Includes 11,808 shares of currently exercisable stock options.

(3) Includes 10,904 shares of currently exercisable stock options.

(4) Includes 16,712 shares of currently exercisable stock options.

(5) Messrs. Frankel, Hendler, Horowitz and Schwartz also are Trustees for the Company's Profit Sharing Retirement
Plan.  The Plan owns 300,000 shares of preferred stock.
Messrs. Frankel, Hendler, Horowitz and Schwartz disclaim ownership of such shares.

All the nominees for Director have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

Mr. Leonard S. Schwartz, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, has served as Chairman and Chief Executive Officer since July 1, 1997, and President since July 1, 1996. He joined the Company in 1969, and became Senior Vice President in charge of its industrial chemicals department in 1991. Mr. Arnold
J. Frankel is a founder of the Company and served as Chairman of the Board and as Secretary and Treasurer since the Company was incorporated in 1947 until 1990, at which time he, in addition to retaining his position as Chairman of the Board, became Chief Executive Officer, in which capacities he served until he retired effective June 30, 1997, at which time he became a consultant to the Company. Mr. Robert E. Parsont was employed by the Company since 1961. He was Executive Vice President of the Company until January 1990, when he became President and Chief Operating Officer, in which capacities he served until he retired effective June 30, 1996, at which time he became a consultant to the Company. Mr. Donald Horowitz has been employed by the Company since 1971 and was, in January 1990, elected Secretary and Treasurer and Chief Financial Officer. Mr. Samuel I. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel to the Company for more than 45 years and is Secretary, a director and counsel to Pneumercator Company, Inc., a Farmingdale, New York Corporation. Messrs. Anthony Baldi and Thomas Brunner have been employed by the Company since 1957 and 1967, respectively, Mr. Baldi has been the President, a director and Chief Operating Officer of Aceto Agricultural Chemicals Corporation, a wholly-owned subsidiary of the Company since 1976, when it was incorporated, and prior thereto headed the Company's agricultural chemicals department. Mr. Brunner is Senior Vice President in charge of the Company's international sales. Mr. Richard Amitrano who joined the Company in 1972, has since July 1, 1997, been Senior Vice President in charge of its organic intermediates and colorants department. He holds BS and MS degrees in organic chemistry from Fordham University and an MBA from St. John's University. Mr. Stephen M. Goldstein is a Senior Vice President and Regional Manager in the Middle Market Division of Chase Manhattan Bank. He is responsible for the bank's middle market business in Queens, New York and has been employed by Chase Manhattan Bank since 1963. Mr. Robert A. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria. He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law.

The Audit Committee is charged with making recommendations to the Board of Directors as to the selection of the Company's independent auditors, maintaining communications between the full Board and the independent auditors, reviewing the annual audit submitted by the auditors and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the full Board. The Audit Committee is also utilized for a review of potential conflict-of-interest situations in reviews conducted by the Company of related party transactions, if any. The members of the Audit Committee during the fiscal year ended June 30, 1997 were Messrs. Arnold J. Frankel, Stephen M. Goldstein and Robert A. Wiesen. The Audit Committee held one meeting during the past fiscal year at which Messrs. Goldstein and Wiesen were present.

The Board of Directors does not have a nominating committee. The Executive Committee of the Board of Directors, whose members are Messrs. Arnold J. Frankel, Samuel I. Hendler, Robert E. Parsont and Leonard S. Schwartz, functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 1997 there were four meetings of the Board of Directors. All directors attended at least 75% of the meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

           Annual Compensation           Long Term Compensation
                                 Other
                                 Annual  Restricted                 All Other
Name and                         Compen- Stock  Options/ LTIP       Compen-
Principal  Year   Salary  Bonus  sation  Awards SARs     Payouts    sation(1)
Position

Anthony    1997 $216,962 $149,387  $3,699    -    -         -         $32,535
 Baldi     1996  204,624  185,000   3,519    -  20,000      -          33,669
 President,1995  193,042  235,000   2,213    -    -         -          35,329
 Aceto
 Agricultural
 Chemicals
 Corp.

Thomas
 Brunner   1997  204,084  182,789  2,511     -    -          -         33,635
 Senior    1996  192,532  186,848  2,280     -  20,000       -         33,157
 Vice      1995  181,634  218,740  2,512     -    -          -         34,206
 President

Arnold J.
 Frankel   1997  353,641  350,000  2,814     -    -          -         49,369
 Chairman  1996  345,288  267,000  4,185     -    -          -         45,201
 and Chief 1995  325,743  325,000  3,716     -    -          -         46,724
 Executive
 Officer

Donald
 Horowitz  1997  185,807  120,000  2,147     -    -          -         28,995
 Secretary 1996  173,885  105,000  1,924     -  15,000       -         25,315
 Treasurer 1995  153,977  100,523  1,993     -    -          -         25,150
 and
 Chief
 Financial
 Officer

Leonard S.
 Schwartz  1997  224,231  300,000  5,345     - 135,000       -         40,399
 President 1996  179,547  250,000  6,954     -  25,000       -         35,665
 and Chief 1995  169,384  203,670  6,915     -    -          -         33,157
 Operating
 Officer

(1) Represents contributions to the Company's qualified and non-qualified retirement plans.

Option Grants In Last Fiscal Year
The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 1997 to the named executives. All grants were made in the form of non-qualified stock options.

Options Granted in Last Fiscal Year
                                                          Potential Realizable
                                                          Value at Assumed
                                                          Annual Rates of
                                                          Stock Price
                                                          Appreciation
            Individual Grants                             for Option Term

         Number of
         Securities  % of Total        Exercise
         Underlying  Options Granted   or Base
         Options     To  Employees     Price   Expiration
Name     Granted     in Fiscal Year    ($/Sh)    Date       5% (1)    10%(1)

Anthony
 Baldi    None

Thomas
 Brunner  None

Arnold J.
 Frankel  None

Donald
 Horowitz None

Leonard S.
 Schwartz 15,000                       $13.50    6/30/07   $127,351  $322,733
          15,000                        13.50    12/31/07   136,917   353,196
          15,000                        13.50    12/31/08   153,888   408,766
          15,000                        13.50    12/31/09   171,707   469,893
          15,000                        13.50    12/31/10   190,417   537,132
          20,000                        13.50    12/31/11   280,084   814,793
          20,000                        13.50    12/31/12   307,589   923,273
          20,000         90.1%          13.50    12/31/13   336,468 1,042,600

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.

Stock Option Exercises in Fiscal 1997 and Value at June 30, 1997

The following table summarizes information with respect to
options held by the Chief Executive Officer and the
executive officers named in the Summary Compensation Table,
and the value of the options held by such persons at the end of fiscal year 1997. The Chief Executive Officer during
fiscal 1997, Arnold J. Frankel, does not participate in the
Company's stock option plan.
                                                                  Value of
                                                   No. of       Unexercised
                                                 Unexercised    In-the-money
                                                Options at     Options at
                                              June 30, 1997   June 30, 1997(1)
               Shares Acquired    Value        Exercisable/     Exercisable/
Name            on Exercise      Realized     Unexercisable    Unexercisable

Anthony Baldi    8,712         $  54,708          10,904/         $ 44,748/
                                                  12,000            33,960

Thomas Brunner     -                -             16,712/           88,964/
                                                  12,000            33,960

Arnold J. Frankel  -                -                -                 -

Donald Horowitz    -                -             11,808/           61,196/
                                                   9,000            25,470

Leonard S.
 Schwartz          -                -             29,356/           76,462/
                                                 135,000           162,450

(l) Value of unexercised in-the-money options is based on the common stock closing bid price on June 30, 1997 of $14.50.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's Stock Option Plan ("the Plan"), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Plan, eligible, and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Plan.

On December 5, 1996, a committee consisting of Arnold J.
Frankel, Stephen M. Goldstein and Samuel I. Hendler (Mr.
Arnold J. Frankel to be chairman of said committee) was appointed by the Board of Directors to administer the Plan.
all of said directors were disinterested persons as defined by the Plan.

On September 4, 1997, the Company's Board of Directors adopted an amendment to the Plan; increasing by 250,000 the number of shares of the Company's common stock with respect to which stock options may be granted; extending the termination date of the Plan to September 19, 2005; and providing that transactions under the Plan be approved by the Board of Directors or a committee of the Board of Directors that is comprised solely of two or more non-employee directors. The increase in the number of shares with respect to which stock options may be granted and the extension of the termination date is subject to ratification by stockholders at this meeting. (See, PROPOSAL TO RATIFY AMENDMENT OF STOCK OPTION PLAN).

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz, Arnold J. Frankel, Robert
E. Parsont, and Samuel I. Hendler, functions as the
Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (stock options).

Base salaries are set at levels competitive with the chemical industry. Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses
(which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer
(CEO) also is the President and Chief Operating Officer
(COO) of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer
(CFO), reflect the Company's overall performance (excluding extraordinary events such as a plant shut-down).

The three highest paid executives, other than the CEO and CFO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.

The Company's Stock Option Plan is administered by the Board or a committee comprised solely of two or more non-employee directors. Grants of stock options, which vary according to annual and longer term performance ratings, are made to senior and middle management executives.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

The CEO's compensation was determined not only on the basis of the same factors utilized to compensate other executives, but also on the basis of the additional duties and responsibilities assumed by him. Mr. Schwartz had been an executive of the Company responsible for the performance of one of its principal profit centers prior to his becoming President and COO on July 1, 1996. In addition to serving in such capacities, as of July 1, 1997, he was appointed Chairman of the Board and CEO. Messrs. Frankel, Parsont and Hendler took into account the compensation which in their opinion the Company would have offered had it recruited outside of the Company a person with his experience, skills and talents to be Chairman, CEO and COO of the Company.
(Mr. Schwartz removed himself from participation in the decision of the Executive Compensation Committee regarding his compensation, although he did express to the Committee his requests and views in the matter).


     The Executive Compensation Committee
     Arnold J. Frankel, Chairman
     Samuel I. Hendler
     Robert E. Parsont
     Leonard S. Schwartz

Director Compensation

Each non-employee director receives $7,500 per year for serving on the Board of Directors plus $500 for each committee meeting attended. There is no additional compensation for directors who are also employees.

Employment Agreements

There are no employment contracts with any director, nominee for election as director, or officer; however, Messrs.
Amitrano, Baldi, Brunner and Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1992 and ending June 30, 1997.

Comparison of Five Year Cumulative Return* Among Aceto
Corporation, The S & P 500 Index and the Dow Joines
Chemicals Index.

* $100 invested on 06/30/92 in stock or index including reinvestment of dividends. Fiscal year ending June 30.



                           Cumulative Total Return

                    6/92   6/93   6/94   6/95   6/96   6/97

Aceto Corp.          100    104    117    116    140    133
S & P 500            100    114    115    145    183    247
DJ Chemicals         100    104    123    151    181    242


CERTAIN TRANSACTIONS

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel of the Company.

Robert E. Parsont, a director of the Company, retired from his position as President and Chief Operating Officer of the Company effective June 30, 1996. The Board of Directors authorized his being retained as a consultant for a period of eighteen months, which was recently extended for another twelve months, to December 31, 1998. He will be paid $128,400 for consulting services during the current fiscal year.

Arnold J. Frankel, a director of the Company, retired from his position as Chairman of the Board and Chief Executive
Officer effective June 30, 1997. The Board of Directors authorized his being retained as a consultant for a period of eighteen months. He will be paid $128,400 for consulting services during the current fiscal year.

PROPOSAL TO RATIFY AMENDMENT OF STOCK OPTION PLAN

Stockholders will be asked to consider and ratify an amendment of the Aceto Corporation 1980 Stock Option Plan ("1980 Stock Option Plan"), which amendment was adopted by the Company's Board of Directors on September 4, 1997, subject to ratification by the stockholders at the Annual Meeting (as amended the 1980 Stock Option Plan is referred to herein as the "Amended Plan"). The Amended Plan increases by 250,000 the number of shares of the Company's common stock with respect to which stock options may be granted; extends the termination date to September 19, 2005 and provides that transactions under the Plan be approved by the Board of Directors or a committee of the Board of Directors that is comprised solely of two or more non-employee directors (the provision that transactions under the plan be approved by the Board of Directors or Committee of the Board of Directors that is comprised solely of two or more non-employee directors does not require ratification by stockholders). As of September 4, 1997 options to purchase 8,635 shares of common stock remained available for grant pursuant to the terms of the 1980 Stock Option Plan. The Board of Directors believes that the 1980 Stock Option Plan has contributed significantly to the success of the Company by enabling the Company to attract and retain upper management personnel of outstanding ability and that the amount of shares remaining for grant thereunder is inadequate for future requirements.

If the stockholders do not ratify the increase in the number of shares with respect to which options may be granted or the extension of the termination date, such provisions shall be without further force and effect, no options additional to those authorized under the 1980 Stock Option Plan will be granted, and the 1980 Stock Option Plan as amended and restated in 1990 will remain in effect.

If the Amendment to the Plan is ratified by stockholders, the voting power of the stockholders (as is the case with any stock option plan) may be diluted in the event that options granted under the Amended Plan are exercised.

Summary of amended Plan

The Amended Plan permits the issuance of options to purchase an aggregate of up to 650,000 shares of common stock (an increase of 250,000 over the 1980 Stock Option Plan, as amended in 1990). If the Amendment is ratified, options to purchase 258,635 shares of common stock would be available for grant pursuant to the terms thereof. The options may be issued on or prior to September 19, 2005 to officers and other key employees. A director, as such, shall not be considered an officer or employee for purposes of the Amended Plan, but a person otherwise eligible to participate in the plan is not disqualified because he is a director of the Company. No option however may be granted to any person who owns, at the time an option is granted to such person, more than 10% of the then outstanding shares of the Company's common stock.

Administration of the Amended Plan

The Company's Board of Directors (the "Board") is authorized to administer the Amended Plan. Transactions under the Amended Plan must be approved by the Board or a committee of the Board comprised solely of two or more non-employee directors, which transactions include the persons to whom options are granted, the exercise price of options granted, the period during which options will be exercisable, and the number of shares subject to each option.

Securities Subject to Amended Plan

The Amended Plan covers a maximum of 650,000 authorized shares of common stock, subject to adjustment in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, stock distributions, recapitalizations or the like. Upon the termination or expiration of an unexercised option, in whole or in part, the number of shares subject to the unexercised option will become available again for allocation under the Amended
Plan.

The market value (bid price) of the Company's common stock as of September 4, 1997 was $18.00 per share.

Description of Options

The per share exercise price of any option may be greater than or less than the market value of the stock on the date the option is granted.

Each option granted shall become exercisable at such time, or in installments at such times, as may be provided therein. To the extent that any installment of an option has become exercisable it may be exercised thereafter, in whole at any time or from time to time in part, until the option or that installment terminates.

An option shall be exercisable by written notice of exercise, in the form prescribed by the Board, delivered to the Company, in such manner as the Board may designate. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall not be less than such number as the Board may designate) and shall be accompanied by payment in full of the purchase price of such shares.

Upon any exercise of an option, the Company may, in the discretion of the Board, offer to lend to the person exercising the option all or any part of the purchase price of the shares to be purchased upon exercise of the option, the loan to be on such terms (including the rate of interest, the repayment schedule and the security, if any) as the Board may determine.

Upon any exercise of an option, the Company may, in the discretion of the Board, permit the person exercising the option to make all or any portion of such payment in kind by the delivery of shares of the Company's common stock having a fair market value, on the date of delivery, equal to the portion of the option price so paid.

Each option, to the extent it has not theretofore been exercised, shall terminate upon the termination of the optionee's employment for any reason, except that if the optionee's employment ceases by reason of his death, his option may be exercised (by the person or persons to whom his rights under the option pass by his will or by the laws of descent and distribution) at any time within 90 days after his death for the lesser of (i) that number of shares which the optionee was entitled to purchase at the time of his death or (ii) that number of shares for which the option would have been exercisable on the date of exercise had the optionee's employment not been terminated.

Options are not transferable except upon the death of the optionee.

Duration and Modification of Amended Plan

The Amended Plan will terminate not later than September 19, 2005. The Board may at any time suspend or terminate the Amended Plan and may amend it from time to time in such respects as the Board may deem advisable in order to conform to any change in the law, or in any other respect which the Board may deem to be in the best interest of the Company; provided,however, that without the approval of the stockholders of the Company no such amendment shall (a) except for adjustments upon changes in stock set forth in the following paragraph, increase the maximum number of shares for which options may be granted under the Amended Plan, or (b) change the provisions thereof relating to eligibility.

Adjustments Upon Changes in Stock

Each option shall contain such provisions as the Board may determine to be appropriate for the adjustment of the kind and number of shares subject to the option, or the option price, or both, in the event of any changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, stock distributions, recapitalizations, reorganization, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, or the like. In the event of any such change in the outstanding common stock, the kind and aggregate number of shares of stock subject to the Amended Plan shall be adjusted if and to the extent determined appropriate by the Board, whose determination shall be conclusive.

Federal Income Tax Consequences of Issuance and Exercise of
Options

The following discussion of the Federal income tax consequences of granting and exercise of options under the Amended Plan, and the sale of common stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. Each optionee must consult his or her personal tax advisor to determine the taxes applicable to the issuance, exercise and sale of options.

No income will be recognized by an optionee at the time a stock option under the Amended Plan is granted. Ordinary income will be recognized by an optionee at the time an option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary income will also constitute wages subject to the withholding of the income tax and the Company will be required to be withheld is available for withholding, in cash. An optionee's holding period with respect to the shares acquired will begin on the date of the exercise of the stock options.

The tax basis of the stock acquired upon the exercise of a stock option will be equal to the sum of (a) the exercise price of such stock option and (b) the amount included in income of the exercise of such option. Gain or loss on a subsequent sale or other disposition of the stock will be measured by the difference between the amount realized on the disposition and the tax basis of such shares.

If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of common stock the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. In such a case, an optionee's holding period in the shares received will be determined by reference to his or her holding period in the shares of common stock exchanged.

The Company will be entitled to a deduction for Federal income tax purposes in the same amount as the amount included in income by the optionee with respect to his or her stock option, subject to the usual rules as to reasonableness of compensation and provided that suitable arrangements are made to collect and pay over applicable withholding tax from the optionee. The deduction will be allowed for the taxable year of the Company in which the exercise of the option occurs.

Recommendation and Vote Required

The Board of Directors believes that ratification of the amendment of the 1980 Stock Option Plan is in the best interests of the Company and all stockholders and recommends a vote FOR the ratification of the amendment. Ratification requires the affirmative vote of the holders of a majority of the outstanding shares of the voting stock. Proxies received in response to this solicitation will be voted FOR the ratification of the amendment of the 1980 Stock Option Plan unless otherwise specified in the proxy.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANY'S INDEPENDENT PUBLIC
ACCOUNTANTS

KPMG Peat Marwick LLP was the Company's principal accountant for the Company's most recent fiscal year ended June 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Stockholders' Meeting with an opportunity to make a statement, if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Company has not as yet selected its principal accountant for its current fiscal year since such selection is usually made by the Company's Board of Directors late in the fiscal year. At present, management has no reason to believe that there will be any change in its principal accountant for the current fiscal year.


STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be duly received by the Company on or before June 12, 1998.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 1997 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 1997 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 19, 1997 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.

     By Order of the Board of Directors,

     DONALD HOROWITZ
     Secretary

October 24, 1997


         STATEMENT PURSANT TO SECTION 726 (d) OF               Addendum
          THE NEW YORK BUSINESS CORPORATION LAW
     RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:


Insurance Carrier:            Great American Insurance Company

Date of Contract:             March 10, 1997

Expiration Date:              March 10, 1998

Cost of Insurance:            $44,000

Corporate Positions Insured:  Directors and Officers

EXHIBIT A

ACETO CORPORATION
STOCK OPTION PLAN
(as Amended and Restated effective as of September 4, 1997)

1.   Purpose

     The Aceto Corporation Stock Option Plan (the "Plan") is intended to give to officers and other key employees of Aceto Corporation (the "Company") an increased incentive to promote the success of the Company by affording them an opportunity to purchase stock in the Company pursuant to stock options.

2.   Number of Shares

     Options may be granted by the Company from time to time under the Plan to one or more persons falling within the class of employees specified in Paragraph 4 hereof to purchase an aggregate of 650,000 shares of the Company's common stock, $.01 par value, subject to adjustment as provided in paragraph 8. The shares available for options to be granted under the Plan may consist either in whole or in part of shares of the Company's authorized but unissued common stock or shares of the Company's authorized and issued common stock reacquired by the Company and held in its treasury, as may from time to time be determined by the Board of Directors (the "Board"). If any option granted under the plan expires or terminates for any reason, in whole or in part, without having been exercised, the number of shares subject to that option or part shall be available for further options pursuant to the Plan.

3.   Administration

     The Plan shall be administered by the Board, or a committee appointed by the Board that is comprised solely of two or more non-employee directors, which shall have full authority, subject to the provisions of the Plan,
     (i) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, the number of shares covered by each option, the option price, and the other terms and provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times when, and the extent to which, the options may be exercised, (ii) to adopt rules and regulations relating to the Plan, (iii) to interpret the Plan and the option agreements, and (iv) to make all other determinations and to take all other action necessary or advisable for the administration of the Plan. All such determination and actions shall be final and conclusive for all purposes and upon all persons.

4.   Eligibility

     Officers and other key employees of the Company or any subsidiary of the Company shall be eligible to receive an option or options hereunder. A director, as such, shall not be considered an officer or employee for purposes of the Plan, but a person otherwise eligible to participate in the Plan shall not be disqualified because he is a director of the Company or any subsidiary. More than one option may be granted to any eligible person. No option may be granted to any person who owns, at the time an option is granted to him, more than 10% of the then outstanding shares of the Company's common stock. As used herein, the term "subsidiary" means any corporation of which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly by the Company or by any one of its subsidiaries (as defined in this sentence).

5.   Option Price; Date of Option

     (a) The option price shall be determined by the Board, and may be greater than or less than the market value of the stock on the date the option is granted.

     (b) The date of the granting of an option under the Plan shall be the date on which such option shall be duly executed by or on behalf of the Company.

6.   Exercise of Option

     (a) Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided therein. To the extent that any installment of an option has become exercisable it may be exercised thereafter, in whole or at any time or from time to time in part, until the option or that installment terminates. An option may be exercised only during the continuance of the optionee's employment, except as provided in paragraph 7 with respect to termination of optionee's employment on his death. As used herein, the term "optionee's employment" shall mean the employment of the optionee by the Company or by a subsidiary.

     (b) An option shall be exercised by written notice of exercise in the form prescribed by the Board, delivered to the Company, in such manner as the Board may designate. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall not be less than such number as the Board may designate) and shall be accompanied by payment in full of the purchase price of such shares.

     (c) Upon any exercise of an option, the Company may, in the discretion of the Board, offer to lend to the person exercising the option all or any part of the purchase price of the shares to be purchased upon exercise of the option, the loan to be on such terms (including the rate of interest, the repayment schedule and the security, if any) as the Board may determine.

     (d) Upon any exercise of an option, the Company may, in the discretion of the Board, permit the person exercising the option to make all or any portion of such payment in kind by the delivery of shares of the Common Stock having a fair market value, on the date of delivery, equal to the portion of the price so paid.

     (e) No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, the person exercising the option must give to the Company a written representation and undertaking, satisfactory in form and substance to the Board, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof; in such case the certificates for the shares shall bear an appropriate legend.

     (f) The person exercising an option shall not be considered a recordholder of the stock so purchased for any purchase until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

7.   Termination of Option

     Each option, to the extent is has not theretofore been exercised, shall terminate upon the termination of the optionee's employment for any reason, except that if the optionee's employment ceases by reason of his death, his option may be exercised (by the person or persons to whom his rights under the option pass by his will or by the laws of descent and distribution) at any time within 90 days after his death, for the lesser of (i) that number of shares which the optionee was entitled to purchase at the time of his death or (ii) that number of shares for which the option would have been exercisable on the date of exercise had the optionee's employment not terminated. An optionee's employment shall not be deemed to have ceased by reason of the transfer of his employment, without interruption of service, between or among the Company and any subsidiary of the Company.

8.   Adjustments Upon Changes in Stock

     Each option agreement shall contain such provisions as the Board may determine to be appropriate for the adjustment of the kind and number of shares subject to the option, or the option price or both, in the event of any changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, stock distributions, recapitilizations, reorganization, mergers, consolidations, sales or exchanges of assets, combinations or exchanges of shares, or the like. In the event of any such change in the outstanding common stock, the kind and aggregate number of shares of stock subject to the Plan shall be adjusted if and to the extent determined appropriate by the Board whose determination shall be conclusive.

9.   Non-Transferability of Options

     Any option granted under the Plan may not be transferred and, during the lifetime of the employee to whom granted, may be exercised only by him.

10.  No Right to Employment

     Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any officer or employee any right to continue in the employ of the Company or of any of its subsidiaries or shall interfere in any way with the right of the Company or any such subsidiary to terminate his employment with or without cause.

11.  Amendment, Suspension, Expiration and Termination of Plan

     The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order to conform to any change in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without the approval of the stockholders of the Company no such amendment shall (a) except as specified in paragraph 8, increase the maximum number of shares for which options may be granted under the Plan, or (b) change the provisions of paragraph 4 relating to eligibility.

     The Plan shall terminate on September 19, 2005 or at any such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms.

12.  Stockholder Approval

     The Plan as Amended and Restated shall become effective upon its adoption by the Board but if the Amendment is not ratified by the stockholders of the Company within twelve months after its adoption by the Board the Plan and any options granted thereunder subsequent to September
     4, 1997 shall become void.

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215


ACETO CORPORATION                 Proxy Solicited on Behalf
of the Board                                 of Directors

The undersigned hereby appoints Leonard S. Schwartz and Donald Horowitz, with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 4, 1997 at the Crowne Plaza LaGuardia, 104-04 Ditmars Boulevard, E.
Elmhurst, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast with all powers the undersigned would possess if personally present, as follows:

     (1)  Election of Directors
          [  ]FOR nominees listed below    [  ]WITHHOLD authority
             (except as marked to the          to vote for ALL
              contrary below)                  nominees listed below

                  Richard Amitrano,  Anthony Baldi, Thomas Brunner,
             Arnold J. Frankel, Stephen M. Goldstein, Samuel I. Hendler,
              Donald Horowitz, Robert E. Parsont, Leonard S. Schwartz
                              and Robert A. Wiesen

          To withhold authority to vote for any individual nominee(s), write name or names here:


           __________________________________________________________


     (2)  Proposal to ratify amendment of the Company's 1980
          Stock Option Plan.

          [  ]FOR              [  ]AGAINST            [ ]ABSTAIN

     (3) in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the election of directors as a group, and FOR the proposal to ratify amendment to the Company's 1980 Stock Option Plan.

Either of the proxies or their substitutes who are present at the meeting may exercise all powers conferred thereby.

                                     Dated:  1997

                                     (Signature of Stockholder)

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.